                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Analyst/Investor Contact
(310) 854-8319


                  AEHR TEST SYSTEMS APPOINTS JOEL BUSTOS
                     AS VICE PRESIDENT OF OPERATIONS

Fremont, CA (July 9, 2007) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced that Joel Bustos has been appointed to the newly created position of Vice President of Operations. In this position, Mr. Bustos will be responsible for overseeing Aehr Test's manufacturing, procurement, manufacturing engineering and quality assurance functions.

Mr. Bustos has more than 20 years of management experience in the high tech industry. He joins Aehr Test from Celestica, where he was General Manager of the Global Consumer Business Unit for the electronic manufacturing services provider. In his various positions with Celestica, he was responsible for business development, project management, engineering, human resources, finance, customer service repair and all manufacturing operations. Previously, Mr. Bustos was a General Manager at Flextronics International, a leading global provider of electronic manufacturing services. At Flextronics, Mr. Bustos was responsible for a multi-site, multi-shift operation, including oversight of business development, finance, sales, project management, engineering, human resources and all operational responsibilities.

"The addition of the Vice President of Operations to our management team reflects the continuing development of the infrastructure necessary to accommodate increasing customer demand in the future," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Joel has an exceptional background in high tech manufacturing and operations management. We anticipate that his expertise will be valuable in helping us to scale our operations and efficiently manage our growth in the years ahead."

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOXTM, MTX and MAX systems and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable,

                                  -more-

Aehr Test Systems Appoints Joel Bustos as Vice President of Operations July 9, 2007
Page 2


temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report, 10-Q report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                                         # # #